EXHIBIT 10.1

THIRD AMENDMENT TO LEASE
AND SURRENDER AGREEMENT

This Third Amendment to Lease and Surrender Agreement (the "Third Amendment") is made and entered into as of this 1st day of December, 2011 by and between 201-207 SOUTH STREET LLC, a Delaware limited liability company ("Landlord"), having an address c/o Avison Young – New England, LLC, 52-R Roland Street, Charlestown, Massachusetts 02129 and ZOOM TELEPHONICS, INC., a Delaware corporation ("Tenant"), having an address at 207 South Street, Boston, Massachusetts 02111.

WHEREAS, Landlord and Tenant entered into that certain Lease dated as of December 22, 2006 by and between Landlord and Tenant, as amended by that certain First Amendment to Lease, Surrender and Extension Agreement dated as of November 11, 2008 by and between Landlord and Tenant (the "First Amendment") and as further amended by that certain Second Amendment to Lease and Extension Agreement dated as of May 24, 2010 by and between Landlord and Tenant (the "Second Amendment") (the Lease, as so amended, is hereinafter called the "Lease") pursuant to which Tenant leased from Landlord certain premises comprised of approximately 14,400 rentable square feet of space (the " Premises") as more particularly shown on Exhibit A attached to the Second Amendment on the entire fourth (4th) and fifth (5th) floors of the building known as and numbered 207 South Street, Boston, Massachusetts and the entire fifth (5th) floor of the building known as and numbered 201 South Street, Boston, Massachusetts; and

WHEREAS, as of June 1, 2012, Tenant shall surrender its right, title and interest to Landlord to approximately 3,800 rentable square feet (the "Surrender Premises") comprising the entire fourth (4th) floor of 207 South Street; and

WHEREAS, Tenant shall continue to use and occupy the entire fifth (5th) floor of 207 South Street and the entire fifth (5th) floor of 201 South Street in "as is" condition without any representations or warranties (express, implied or otherwise) and the Premises shall consist of approximately 10,600 rentable square feet, as more particularly shown on Exhibit A attached hereto; and

WHEREAS, Landlord and Tenant mutually desire to amend the Lease upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the agreements of the parties set forth herein  and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.           Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2.           Nothing contained herein shall be deemed or construed as a release or waiver of any of the terms or provisions of the Lease which, according to the terms of the Lease, survive expiration or earlier termination of the Lease.

3.           As of June 1, 2012, Tenant shall surrender its right, title and interest to Landlord to the Surrender Premises comprising the entire fourth (4th) floor of 207 South Street.  Prior to  June 1, 2012, Tenant, at its sole risk, cost and expense, shall remove all of its personal property, furniture, equipment and trade fixtures from the Surrender Premises. In addition, tenant agrees that the removal of Tenant’s furniture, equipment, trade fixtures and personal property shall be accomplished through the use of the freight elevator. Tenant is strictly forbidden from using the passenger elevator or the common lobbies or stairwells of the Building to move their furniture, equipment, trade fixtures or personal property.  Landlord agrees that the freight elevator will be kept in good working order.

4.           During the Second Extended Term, Basic Rent shall be payable as follows:  (i) commencing on May 1, 2010 through and including April 30, 2011, the annual Basic Rent shall be $259,200.00 payable in equal monthly installments of $21,600.00 per month (being a rental rate of $18.00 per rentable square foot); and (ii) commencing on May 1, 2011 through and including April 30, 2012, the annual Basic Rent shall be $273,600.00 payable in equal monthly installments of $22,800.00 per month (being a rental rate of $19.00 per rentable square foot); and (iii) commencing on May 1, 2012 through and including May 31, 2012, the Basic Rent shall be  payable in an equal monthly installment of $24,000.00 per month (being a rental rate of $20.00 per rentable square foot); and (iv) commencing on June 1, 2012 through and including April 30, 2013, the annual Basic Rent shall be $212,000.00 payable in equal monthly installments of $17,666.66 (being a rental rate of $20.00 per rentable square foot); (v) commencing on May 1, 2013 through and including April 30, 2014, the annual Basic Rent shall be $222,600.00 payable in equal monthly installments of $18,550.00 (being a rental rate of $21.00 per rentable square foot); and (vi) commencing on May 1, 2014 through and including April 30, 2015, the annual Basic Rent shall be $233,200.00 payable in equal monthly installments of $19,433.33 (being a rental rate of $22.00 per rentable square foot); and (vii) commencing on May 1, 2015 through and including April 30, 2016, the annual Basic Rent shall be $243,800.00 payable in equal monthly installments of $20,316.67 (being a rental rate of $23.00 per rentable square foot).  All Basic Rent shall be payable in accordance with the terms and provisions of the Lease, as amended by this Third Amendment, and shall be payable without notice, offset, abatement, deduction or demand.

5.           Commencing on June 1, 2012, during the Second Extended Term, the Escalation Factor shall be 18.92%, as computed in accordance with the Escalation Factor Computation.

6.           Notwithstanding anything to the contrary contained in the Lease, Tenant shall pay all charges for electricity, HVAC and other utilities used or consumed in the Premises, and Tenant shall make direct payment to the utility provider for any costs and expenses related to the operation of lights, plugs and HVAC in the Premises.

7.           The Early Termination Option contained in Paragraph 17 of the First Amendment is hereby amended as follows:  The one (1) reference to "December 1, 2011" contained in Paragraph 17 of the First Amendment shall be deleted and, in replacement thereof, the reference to "December 1, 2013" is hereby added to Paragraph 17 of the First Amendment.  The two (2) references to "June 1, 2012" contained in Paragraph 17 of the First Amendment shall be deleted and, in replacement thereof, the two (2) references to "June 1, 2014" are hereby added to Paragraph 17 of the First Amendment.  Landlord and Tenant expressly acknowledge and agree that in no event shall the Early Termination Date be earlier than June 1, 2014.

8.           Tenant hereby represents and warrants to Landlord that Tenant has dealt with no broker in connection with the consummation of this Third Amendment and in the event of any brokerage claims against Landlord predicated upon Tenant’s prior dealings with any such party, Tenant agrees to defend the same and indemnify and hold Landlord harmless in connection with any such claim and any loss, cost, expense or damages related thereto.  Tenant's indemnification and its other obligations contained in the preceding sentence shall survive the expiration or any termination of the Lease, as amended by this Third Amendment.

9.           Except as amended and modified by this Third Amendment, all the terms, provisions, agreements, covenants and conditions of the Lease are hereby affirmed and ratified.

10.         This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.         This Third Amendment may be executed in one or more counterparts.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

IN WITNESS WHEREOF, this Third Amendment to Lease and Surrender Agreement has been executed as of the day and year first above written.

LANDLORD:

201-207 SOUTH STREET LLC

By:	Avison Young – New England, LLC
Its:	Asset Manager

By:	/s/ Avison Young
Its:

TENANT:

ZOOM TELEPHONICS, INC.

By:	/s/ Frank Manning
Its: